UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 22, 2019
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices) (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	FMCB	OTCQX

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2019, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies. A quorum of stockholders was present, consisting of a total of 520,065 shares or 66.1% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

Name	Votes For	Votes Withheld	Uncast

Edward Corum, Jr.	506,525	12,938	602
Stephenson K. Green	510,408	9,055	602
Gary J. Long	506,602	12,861	602
Kevin Sanguinetti	506,587	12,876	602
Kent A. Steinwert	505,635	13,828	602
Calvin (Kelly) Suess	506,436	13,027	602
Terrence A. Young	510,408	9,055	602

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley

Date: May 23, 2019		Stephen W. Haley
Executive Vice President
& Chief Financial Officer